Exhibit 99.1

STOCK OPTION INDUCEMENT AWARD AGREEMENT

This Stock Option Inducement Award Agreement (this “Agreement”) is made and entered into as of the Grant Date specified below by and between Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”), and [ ] (the “Participant”).

Grant Date:
Expiration Date:
Exercise Price:
Number of Option Shares:
Type of Option:	Non-Qualified Stock Option
Vesting Schedule:

1.              Grant of Option.

1.1.          Grant. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option granted pursuant to this Agreement is made as an “inducement material to the individual’s entering into employment with the Company” within the meaning of Nasdaq Listing Rule 5635(c)(4) and is granted outside the terms of the Company’s 2021 Equity Incentive Plan (the “Plan”) and shall not be deducted from the number of shares reserved for issuance under the Plan. Notwithstanding the foregoing, the terms of the Plan governing stock option awards are incorporate by reference as if set forth herein. Capitalized terms used but not defined herein will have the meanings ascribed to them in the Plan.

1.2.          Type of Option. The Option is intended to be a Non-qualified Stock Option.

1.3.          Consideration. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company.

2.              Exercise Period; Vesting.

2.1.          Vesting Schedule. The Option will become vested and exercisable in accordance with the Vesting Schedule specified above until the Option is 100% vested, subject to the Participant’s Continuous Service through the applicable vesting date. Any portion of the Option that is unvested as of the Participant’s termination of Continuous Service shall be forfeited in full for no consideration. No portion of the Option shall be exercisable until it is vested.

2.2.          Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement.

3.              Termination of Continuous Service.

3.1.          Termination for Reasons Other Than Cause, Death or Disability. If the Participant’s Continuous Service is terminated for any reason other than Cause, death or Disability, the Participant may exercise the portion of the Option that is vested and unexercised as of the Participant’s termination of Continuous Service, but only within such period of time ending on the earlier of (a) the date that is three months following the termination of the Participant’s Continuous Service or (b) the Expiration Date.

3.2.          Termination for Cause. If the Participant’s Continuous Service is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

3.3.          Termination Due to Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the portion of the Option that is vested and unexercised as of the Participant’s termination of Continuous Service, but only within such period of time ending on the earlier of (a) the date that is 12 months following the Participant’s termination of Continuous Service or (b) the Expiration Date.

3.4.          Termination Due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, or the Participant dies within a period following termination of the Participant’s Continuous Service during which the vested portion of the Option remains exercisable, the portion of the Option that is vested and unexercised as of the Participant’s death may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Participant’s death, but only within the time period ending on the earlier of (a) the date that is 12 months following the Participant’s death or (b) the Expiration Date.

3.5.          Extension of Termination Date. If following the Participant’s termination of Continuous Service for any reason the exercise of the Option is prohibited because the exercise of the Option would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the expiration of the Option shall be tolled until the date that is thirty (30) days after the end of the period during which the exercise of the Option would be in violation of such registration or other securities requirements.

4.              Manner of Exercise.

4.1.          Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or as is approved by the Committee from time to time (the “Exercise Agreement”), which shall set forth, inter alia: (a) the Participant’s election to exercise the Option; (b) the number of shares of Common Stock being purchased; (c) any restrictions imposed on the shares; and (d) any representations, warranties and agreements regarding the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

4.2.          Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise to the extent permitted by applicable statutes and regulations, either: (a) in cash or by certified or bank check at the time the Option is exercised; (b) by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares that have a Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares equal to the difference between the number of shares thereby purchased and the number of identified attestation shares (a “Stock for Stock Exchange”); (c) through a “cashless exercise program” established with a broker; (d) by reduction in the number of shares otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise; (e) by any combination of the foregoing methods; or (f) in any other form of legal consideration that may be acceptable to the Committee.

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4.3.          Withholding. Prior to the issuance of shares upon the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock. If the Participant does not make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company, the Company has the right to withhold such amounts from any compensation paid to the Participant. Notwithstanding the foregoing, if the Company’s shares of Common Stock are publicly-traded, in the event a taxable event with respect to this Agreement occurs during a “blackout” period (whether scheduled or unscheduled) during which Participants in the Plan are prohibited by Company policy from selling shares of Common Stock, the Participant’s statutorily required withholding obligation will be satisfied by the Company automatically withholding from the shares of Common Stock otherwise deliverable to the Participant a number of shares of Common Stock having an aggregate Fair Market Value equal to the Participant’s statutorily required withholding obligation (with any fraction of a share of Common Stock required to satisfy such obligation being disregarded and the amount due paid instead in cash by the Participant); provided, however, that the Participant may elect, by written notice to the Committee during an open trading window, to satisfy his or her applicable federal, state or local tax withholding obligation, in which case the Participant shall be required, prior to any applicable taxable event, to remit to the Company an amount in cash sufficient to satisfy the Participant’s applicable federal, state or local tax withholding obligations in connection with such taxable event.

4.4.          Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to the Company, the Company shall issue the shares of Common Stock registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative which shall be evidenced by stock certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

5.              No Right to Continued Service; No Rights as Stockholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without Cause. The Participant shall not have any rights as a stockholder with respect to any shares of Common Stock subject to the Option prior to the date of exercise of the Option.

6.              Transferability. The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and the Option is exercisable during the Participant’s lifetime only by the Participant. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

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7.              Change in Control. In the event of a Change in Control, the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the Participant, cancel the Option and pay to the Participant the value of the Option based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event. Notwithstanding the foregoing, if at the time of a Change in Control the Exercise Price of the Option equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor.

8.              Adjustments. The shares of Common Stock subject to the Option may be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.

9.              Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

10.           Covenants of the Participant. In consideration of the Option, the Participant agrees and covenants to comply with the terms of the Restrictive Covenant Agreement attached hereto as Exhibit B (the “Restrictive Covenant Agreement”). In the event of a breach or threatened breach of any covenants contained in the Restrictive Covenant Agreement, any vested, but unexercised, and any unvested portion of the Option shall be forfeited, effective as of the date of such breach, unless sooner terminated by operation of another term or condition of this Agreement.

11.           Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

12.           Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the General Counsel of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13.           Entire Agreement. This Agreement, together with the Exercise Agreement and the Restrictive Covenant Agreement, set forth the entire agreement between the Company and the Participant with respect to the subject matter hereof.

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14.           Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of New York without regard to conflict of law principles.

15.           Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

16.           Options Not Pursuant to Plan; Incorporation of Plan Terms. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail. For the avoidance of doubt, the Option is not granted pursuant to the Plan.

17.           Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

18.           Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of this Agreement shall be severable and enforceable to the extent permitted by law.

19.           Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

20.          No Impact on Other Benefits. The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

21.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

22.           Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and the Participant accepts the Option subject to all of the terms and conditions this Agreement, including those incorporated by reference from the Plan. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date set forth above.

COMPANY:
GREENIDGE GENERATION HOLDINGS INC.

By:
Name:
Title:

PARTICIPANT

Name: